UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) February 22, 2008
MICHAEL BAKER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)
Pennsylvania

(State or Other Jurisdiction of Incorporation)

1-6627	25-0927646

(Commission File Number)	(IRS Employer Identification No.)

100 Airside Drive Moon Township, Pennsylvania	15108

(Address of Principal Executive Offices)	(Zip Code)
(412) 269-6300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On February 22, 2008, Michael Baker Corporation (the “Company”) issued a press release announcing that its previously issued unaudited consolidated financial statements for the first, second and third quarters of 2007 should not be relied upon because of errors in those financial statements and that such financial statements will be restated to make the necessary accounting adjustments. For further information, please see Item 4.02(a) below and the text of the press release, which is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 4.02(A). Non-Reliance on Previously Issued Financial Statements or
A Related Audit Report or Completed Interim Review.
On February 22, 2008, the Company announced that it will be restating its previously issued unaudited consolidated financial statements for the first, second and third quarters of 2007, because of errors in those financial statements. The non-cash errors, which were identified by management, are confined to the Company’s Energy business segment, and relate primarily to the improper recognition of revenue on domestic managed services projects during these periods. These errors will reduce the Company’s consolidated earnings previously reported for each of these quarterly periods. The Company’s consolidated financial statements for these quarterly periods should not be relied upon until the restated consolidated financial statements are filed with the Securities and Exchange Commission.
The Company reached its restatement conclusion based upon the recommendation of management and the concurrence of the Audit Committee of the Company’s Board of Directors at a meeting held on February 22, 2008. The Audit Committee will also be initiating an independent investigation of this matter. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
For the first nine months of 2007, the Company previously reported income before income taxes of $31.5 million, net income of $18.0 million, and diluted earnings per share of $2.03. The Energy segment’s previously reported income from operations before Corporate overhead allocations totaled $12.5 million for the first nine months of 2007. The Company is still evaluating whether a portion of these non-cash errors will impact its previously issued audited consolidated financial statements for the year 2006. At present, the Company believes that the accumulated pre-tax impact of the revenue recognition errors may entirely, or slightly more than, offset the Energy segment’s reported income from operations before Corporate overhead for the first nine months of 2007. The Company’s assessment is still ongoing.
Management will also be assessing the effect of the necessary restatements on the Company’s internal controls over financial reporting. Management will not reach a final conclusion regarding the restatements’ effects on internal controls over financial reporting until the completion of the restatement process.
The Company’s management and Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K with Deloitte & Touche LLP, the Company’s current independent registered public accounting firm.

Item 9.01
(d) Exhibits.
The following exhibit is filed with this report on Form 8-K:

Exhibit No.	Description

99.1	Press release dated February 22, 2008.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAEL BAKER CORPORATION

By:	/s/ H. James McKnight

H. James McKnight Senior Vice President, General Counsel and Secretary
Date: February 26, 2008

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Press release dated February 22, 2008.	Filed herewith.